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                                                                    Exhibit 23.2


                              |  8950 E. Raintree Dr., Suite 200
[GRAPHIC OMITTED] ewc LOGO    |  Scottsdale, AZ 85260
Epstein Weber & Conover, PLC  |  Phone 480-444-3424
Certified Public Accountants  |  Fax 480-444-3423
                              |



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-123248) of iLinc Communications, Inc., of our report dated June 13, 2006, on the consolidated balance sheets of iLinc Communications. Inc. as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in iLinc Communications, Inc.'s Annual Report on Form 10-K. We also consent to the use of our name as it appears under the caption "Experts".


/s/ Epstein, Weber & Conover PLC

EPSTEIN, WEBER & CONOVER PLC

Scottsdale, Arizona
July 5, 2006